UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                JANUARY 26, 2007
                Date of Report (Date of earliest event reported)


                               EPICEPT CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                   000-51290                   52-1841431
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)


       777 OLD SAW MILL RIVER ROAD
           TARRYTOWN, NEW YORK                                      10591
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


                                 (914) 606-3500
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

EpiCept Corporation, a Delaware corporation (the "Company"), today announced that on January 26, 2007, it received a letter from the Nasdaq Listings Qualifications Panel (the "Panel") stating that the Panel has determined to transfer the shares of the Company from The Nasdaq Global Market to The Nasdaq Capital Market, effective at the open of business on Tuesday, January 30, 2007, and to allow the Company to remain listed on that market subject to certain conditions. The Nasdaq Capital Market is one of three market tier designations for Nasdaq-listed stocks, and presently includes over 500 companies.

The determination is the result of a hearing by the Panel on December 14, 2006, relating to the Company's failure to maintain a market value of its listed securities over $50 million, a continued listing requirement of The Nasdaq Global Market. On January 10, 2007, the Company was notified that the private placement previously announced by the Company on December 21, 2006 (the "Private Placement") violated shareholder authorization rules, also a continued listing requirement of The Nasdaq Global Market, and that the Panel may take the further noncompliance into consideration in rendering its decision. A Standby Equity Distribution Agreement also dated as of December 21, 2006 (the "SEDA"), and the Private Placement were part of the Company's plan to regain compliance with the market value deficiency requirement.

Although failure to comply with a continued listing requirement subjects the Company's stock to delisting from The Nasdaq Global Market, the Panel determined to transfer the Company's shares to The Nasdaq Capital Market, effective at the open of business on Tuesday, January 30, 2007, and to allow the Company to remain listed on that market, subject to the following conditions: (1) on or before April 11, 2007, the Company shall publicly announce and inform the Panel that the Private Placement and SEDA have been approved by its shareholders, and
(2) on or before April 25, 2007, the Nasdaq staff shall have approved the Company's application for new listing, the Company will have paid all applicable listing fees and evidenced compliance with all requirements for continued listing on The Nasdaq Capital Market. The Company intends to satisfy the Panel's conditions and remain listed on The Nasdaq Capital Market until such time as it may qualify for readmission to The Nasdaq Global Market.

Additionally, the Panel determined that the Company's violation of the shareholder approval requirements warranted the issuance of a reprimand letter by Nasdaq, which was received by the Company on January 29, 2007. The letter specifies that the Private Placement violated the shareholder approval rules in Nasdaq Marketplace Rule 4350(i)(1)(D)(i).

A copy of a press release relating to the foregoing is attached hereto as
Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

            (c) Exhibits

            99.1   Press release of EpiCept Corporation, dated January 30, 2007.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      EPICEPT CORPORATION

                                      /s/ Robert W. Cook
                                      ------------------------------------
                                      Name: Robert W. Cook
                                      Title: Chief Financial Officer

Date: January 30, 2007

                                  EXHIBIT INDEX


EXHIBIT                                 DESCRIPTION
-------                                 -----------

  99.1          Press release of EpiCept Corporation, dated January 30, 2007.